Exhibit 5.1
January 29, 2010
DiamondRock Hospitality Company
6903 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
Re: Legality of Securities to be Registered Under Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to DiamondRock Hospitality Company, a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (File No. 333-161298) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of December 30, 2009 (the “Prospectus Supplement”) (collectively with the prospectus contained in the Registration Statement, the “Prospectus”), in connection with the registration by the Company of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share, to be issued in connection with a dividend (the “Dividend”) declared by the Board of Directors of the Company payable on January 29, 2010, to stockholders of record on December 28, 2009.
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
The opinion expressed below is limited to the Maryland General Corporation Law.
Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms set forth in the Prospectus, will be validly issued, fully paid and non-assessable.
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Sincerely,
/s/ GOODWIN PROCTER LLP
GOODWIN PROCTER LLP